Exhibit 10.1

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of July 9, 2013, is entered into by and among KEWAUNEE SCIENTIFIC CORPORATION, a Delaware corporation, and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

W I T N E S S E T H:

WHEREAS, Bank has made available to Borrower certain term loans and lines of credit pursuant to the terms and conditions of (i) that certain Credit and Security Agreement, dated as of May 6, 2013, among Borrower and Bank (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and (ii) certain other Loan Documents executed in connection therewith, as amended, restated, supplemented or otherwise modified from time to time.

WHEREAS, Borrower has requested that Bank amend certain provisions of the Credit Agreement pursuant to the terms of this Amendment. Subject to the terms and conditions set forth herein, Bank is willing to agree to such amendments.

NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided to such terms in the Credit Agreement, as amended hereby.

2. Amendments to Credit Agreement.

(a) Section 1.1(c) of the Credit Agreement shall be amended by deleting such subsection in its entirety and substituting in lieu thereof the following new subsection (c) to read as follows:

“(c) Letter of Credit Subfeature. As a subfeature under the Line of Credit, Bank agrees from time to time during the term thereof to issue or cause an affiliate to issue commercial or standby letters of credit for the account of Borrower (each, a “Letter of Credit” and collectively, “Letters of Credit”); provided however, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed the sum of (i) Four Million and 00/100 Dollars ($4,000,000.00) plus (ii) Seven Hundred Thousand Dollars ($700,000.00) which (A) shall be solely for the issuance of the Existing Indian Letters of Credit, (B) the Bank hereby agree shall be deemed to be the Dollar Equivalent Amount for the Existing Indian Letters of Credit (unless the Lender in its commercially reasonable discretion determines that the Dollar Equivalent Amount exceeds $700,000.00, in which case such amount shall be revised to the Dollar Equivalent Amount reasonably determined by the Lender by providing the Borrower with written notice of such revised Dollar Equivalent Amount) and (C) shall only be available to the Borrower until such time as the

Existing Indian Letters of Credit shall have expired or terminated at which time, such amount shall automatically be reduced to $0.00 without further action by the Borrower or the Lender. The form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion and shall be subject to the additional terms of the Letter of Credit agreements, applications, and any related documents required by Bank in connection with the issuance thereof (each a “Letter of Credit Agreement”). Each Letter of Credit shall be issued for a term not to exceed three hundred sixty-five (365) days, as designated by Borrower; provided however, that no Letter of Credit shall be issued with, nor shall Bank be required to renew or (if applicable) allow automatic renewal of any Letter of Credit so that it will have, an expiration date that is subsequent to the maturity date of the Line of Credit; and provided, further, that no Existing Indian Letters of Credit shall be amended, extended or renewed unless agreed to by Bank in its sole and absolute discretion. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit Agreements. Each drawing paid under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any drawing is paid, then Borrower shall immediately pay to Bank the full amount drawn, together with interest thereon from the date such drawing is paid to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event Borrower agrees that Bank, in its sole discretion, may debit any account maintained by Borrower with Bank for the amount of any such drawing.”

(b) Annex I of the Credit Agreement is hereby amended by adding the following new definitions thereto in the appropriate alphabetical order:

“Dollar Equivalent Amount” means with respect to each Existing Indian Letter of Credit made or continued by Bank in Indian Rupees, the amount of United States Dollars which is equivalent to the applicable face amount of such Existing Indian Letter of Credit at the most favorable spot exchange rate determined by Bank that is available to Bank at the relevant time. For the avoidance of doubt, the determination of the Dollar Equivalent Amount shall be determined exclusively by Bank in its reasonable judgment and such Dollar Equivalent amount shall be deemed conclusive.

“Existing Indian Letter(s) of Credit” means, individually and/or collectively, (a) that certain irrevocable standby Letter of Credit issued by Bank, dated June 14, 2013, naming Bank of America, N.A. as beneficiary, naming Borrower as obligor, and naming Kewaunee Scientific Corporation India Pvt. Ltd as account party, in the amount of 17,563,659 Indian Rupees with an expiration date of April 15, 2014, and (b) that certain irrevocable standby Letter of Credit issued by Bank, dated June 14, 2013, naming Bank of America, N.A. as beneficiary, naming Borrower as obligor, and naming Kewaunee Labway India Pvt. Ltd. as account party, in the amount of 17,116,451 Indian Rupees with an expiration date of April 15, 2014, in each case, as each such Letter of Credit may be amended, extended or renewed pursuant to the terms of Section 1.1(c) of this Agreement.

3. Limited Consent and Amendment. Except as expressly set forth in this Amendment, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. Except as expressly set forth in this Amendment, this Amendment shall not be deemed or otherwise construed (a) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or remedies that Bank may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents, as such documents may be amended, restated or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with Borrower or any other person, firm or corporation with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of Bank under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among Borrower, on the one hand, and Bank, on the other hand. By its execution hereof, Borrower hereby acknowledges and agrees that this Amendment is a “Loan Document” and failure to comply with this Amendment shall constitute an Event of Default under the Credit Agreement.

4. Conditions to Effectiveness. This Amendment shall become effective as of the date when the following conditions have been met (the “Effective Date”):

(a) Bank shall have received an original of this Amendment executed by Borrower, and by Bank (whether such parties shall have signed the same or different copies);

(b) Bank shall have been reimbursed by Borrower for all reasonable fees and third-party out-of-pocket charges and other expenses incurred in connection with this Amendment and the transactions contemplated thereby, including, without limitation, the reasonable attorneys’ fees and expenses of Buchanan Ingersoll & Rooney; and

(c) Bank shall have received any other documents or instruments reasonably requested by Bank in connection with the execution of this Amendment and the transactions contemplated thereby.

5. Representations and Warranties. After giving effect to the amendments set forth herein, Borrower hereby certifies that (a) each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof as if fully set forth herein (except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date), (b) no Event of Default has occurred and is continuing as of the date hereof and (c) the execution, delivery, and performance of this Amendment have been authorized by all requisite corporate action.

6. Confirmation of all Loan Documents. By its execution hereof, Borrower hereby expressly (a) consents to the modifications, consents and amendments set forth in this Amendment, (b) reaffirms all of its respective covenants, representations, warranties and other obligations set forth in the Credit Agreement and each of the Loan Documents and (c) acknowledges, represents and agrees that its respective covenants, representations, warranties and other obligations set forth in the Credit Agreement and each of the Loan Documents remain in full force and effect.

7. Release.

(a) In consideration of the agreements of Bank contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives hereby absolutely, unconditionally and irrevocably release, remise and forever discharge Bank, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Bank and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, controversies, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever that arose or has arisen at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with the Credit Agreement, the other Loan Documents or this Amendment or transactions thereunder or related thereto.

(b) Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding that may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Borrower agrees that no fact, event, circumstance, evidence or transaction that could now be asserted or that may hereafter be discovered that relate to conduct prior to the date of this Amendment shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

8. Covenant Not to Sue. Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower pursuant to the Section above. If Borrower or Line, or any of its respective successors, assigns or other legal representatives, violates the foregoing covenant, Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

9. Miscellaneous.

(a) This Amendment is limited and, except as set forth herein, shall not constitute a modification, acceptance or waiver of any provision of the Credit Agreement, any Loan Document or any other document or instrument entered into in connection therewith.

(b) This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement, and the signature pages from any counterpart may be appended to any other counterpart to assemble fully-executed counterparts. Counterparts of this Amendment may be exchanged via electronic means, and a facsimile of any party’s signature shall be deemed to be an original signature for all purposes.

(c) This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of North Carolina without giving effect to the conflicts of law provision thereof.

(d) On and after the effectiveness of this Amendment, each reference in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement and any other Loan Document as amended by this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Amendment to be executed under seal.

BORROWER: KEWAUNEE SCIENTIFIC CORPORATION

By:	/s/ D. Michael Parker (SEAL)
Name: D. Michael Parker Title: Senior Vice President – Finance, Chief Financial Officer, Secretary and Treasurer

[First Amendment – Kewaunee Scientific Corporation]

BANK: WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Michael J. Bennet (SEAL)
Name: Michael J. Bennett Title: Senior Vice President

[First Amendment – Kewaunee Scientific Corporation]